Exhibit 99.4

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements reflect the acquisition, which was completed on July 24, 2012, of Chico Coffman Tank Trucks, Inc. by Frontier Oilfield Services Inc. (the Company). The preliminary purchase price of the transaction is $16,986,939.

The unaudited pro forma consolidated balance sheet has been prepared assuming the acquisition was consummated on May 31, 2012. The unaudited pro forma consolidated statements of operations has been prepared assuming the acquisition was consummated in the beginning of the fiscal year presented with the pro forma income statement carried forward through the interim period. The unaudited pro forma financial statements should be read in conjunction with the accompanying notes to the pro forma financial statements and with the historical financial statements and related notes of the Company that have been incorporated by reference herein.

The following unaudited pro forma consolidated financial statements include the Company and CTT unaudited condensed consolidated balance sheets as of May 31, 2012, and unaudited condensed consolidated statements of operations for the six months ended May 31, 2012 and fiscal year ended November 30, 2011

The unaudited pro forma condensed consolidated financial data does not purport to represent what the combined results of operations of the Company and CTT would have been had the acquisition occurred on May 31, 2012 or to project the results of operations or financial condition for any future date or period.

FRONTIER OILFIELD SERVICES, INC

Summary Pro Forma Consolidated Balance Sheet

May 31. 2012

(Unaudited)

	Historical			Consolidated
	Frontier (1)	CTT (2)		Pro Forma Adjustments	Pro Forma
Assets
Current assets	$155,277	$3,886,249		$—	$4,041,526
Property and equipment, net	48,547	7,600,222			7,648,769
Goodwill	—	—	(4)	12,521,139	12,521,139
Other assets	4,545,315	—	(5)	864,864	5,410,179

Total Assets	$4,749,139	$11,486,471		$13,386,003	$29,621,613

Liabilities and Stockholder’s Equity
Current liabilities	$1,550,421	$8,231,064	(3)	$(3,533,868)	$6,247,617
Earn-out obligation	—	—	(4), (6), (7)	2,300,000	2,300,000
Common Stock Payable	—	—	(3), (4), (8)	4,708,348	4,708,348
Long-term liabilities	—	3,227,132	(3), (4), (8)	10,143,298	13,370,430
Stockholders’ equity	3,198,718	28,275	(3), (4), (5)	(231,775)	2,995,218

Total Liabilities and Stockholder’s Equity	$4,749,139	$11,486,471		$13,386,003	$29,621,613

FRONTIER OILFIELD SERVICES, INC

Summary Pro Forma Consolidated Statement of Operations

For the Six Months Ended May 31, 2012

(Unaudited)

	Historical			Consolidated
	Frontier (1)	CTT (2)		Pro Forma Adjustments	Pro Forma
Revenue	$2,309	$20,337,308		$—	$20,339,617
Cost of revenue	1,701	14,554,195		—	14,555,896
Operating expenses	1,305,834	3,974,986		—	5,280,820
Depreciation	1,752	1,132,913		—	1,134,665

Loss from operations	(1,306,978)	675,214		—	(631,764)
Acquisition related costs	—	—	(5)	203,500	203,500
Other expenses	222,449	513,039		—	735,488

Net loss	$(1,529,427)	$162,175		$(203,500)	$(1,570,752)

Pro forma net loss per common share	$(0.17)				$(0.17)

Weighted average common shares outstanding	9,217,222				9,217,222

FRONTIER OILFIELD SERVICES, INC

Summary Pro Forma Consolidated Statement of Operations

For the Fiscal Year Ended November 30, 2011

(Unaudited)

	Historical			Consolidated
	Frontier (1)	CTT (2)		Pro Forma Adjustments	Pro Forma
Revenue	$6,873	$40,478,368		$—	$40,485,241
Cost of revenue	4,741	30,275,081		—	30,279,822
Operating expenses	340,977	7,186,268		—	7,527,245
Depreciation	59	2,523,725		—	2,523,784

Loss from operations	(338,904)	493,294		—	154,390
Acquisition related costs	—	—	(5)	203,500	203,500
Other expenses	146,127	886,190		—	1,032,317

Net loss	$(485,031)	$(392,896)		$(203,500)	$(1,081,427)

Pro forma net loss per common share	$(0.09)				$(0.21)

Weighted average common shares outstanding	5,205,251				5,205,251

Notes to Financial Statements and Pro Forma Adjustments

(1)	Reflects the historical results of operations and financial position of the Company.
(2)	Reflects the historical results of operations as of calendar year end December 31, 2011 and six months ended June 30, 2012 and financial position of CTT as of June 30, 2012.
(3)	Adjustment to reflect the assets not acquired and liabilities not assumed by the Company

(4)	The unaudited pro forma condensed combined financial information was prepared based on the purchase price of $16,986,939 and allocation to the identifiable assets acquired and liabilities assumed. The purchase price was determined and allocated for accounting purposes as follows:

Total purchase price	16,986,939
Est. Fair Value of Net Assets Acquired	4,465,800
Total estimated goodwill recorded	12,521,139

(5)	Recording of all acquisition related costs as debt issuance costs and acquisition costs.
(6)	Recording of earnings based contingent liability as part of acquisition
(7)	Recording of share based contingent liability as part of acquisition
(8)	Recording of debt incurred by the Company for the acquisition of CTT